UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2013

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
100 SCANA Parkway, Cayce, South Carolina 29033

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 10, 2013, the Board of Directors (the "Board") of SCANA Corporation ("SCANA") approved an increase in the size of the Board from nine to eleven members and elected the following individuals to serve in the newly created seats until the next annual meeting of shareholders, at which time the Board intends to propose each for election by the shareholders:

•	Mr. Alfredo "Al" Trujillo, President and Chief Operating Officer of The Georgia
Tech Foundation, Inc., of Atlanta, Georgia.

•	Mr. John "Jack" F.A.V. Cecil, President of Biltmore Farms, LLC, of Asheville, North Carolina.

It has not yet been determined on which Board committees Mr. Trujillo and Mr. Cecil will serve.  Mr. Trujillo and Mr. Cecil will participate in the compensation arrangements for non-employee directors as described in the "Director Compensation" section of SCANA's proxy statement for its 2013 annual meeting of shareholders which was filed on March 25, 2013, except that retainer fees for 2013 will be prorated to represent one calendar quarter of Board service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANA Corporation
(Registrant)

October 15, 2013                  By:    /s/James E. Swan, IV
James E. Swan, IV
Controller

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